Exhibit 99.1

Destination XL Group, Inc. Announces Fourth Quarter and Full Year Sales Results and Provides Preliminary Earnings Estimate for Fourth Quarter

Fourth Quarter Comparable Sales up 1.1%; Full-Year Comparable Sales Up 0.1%

CANTON, Mass., February 18, 2020– Destination XL Group, Inc. (NASDAQ: DXLG), the largest omni-channel specialty retailer of big and tall men’s clothing, today reported sales results for the fourth quarter and fiscal year 2019 and provided preliminary earnings for the fourth quarter of fiscal 2019 (unaudited).

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Total sales for the fourth quarter of approximately $131.2 million, an increase of $0.1 million from the prior year fourth quarter; total sales for fiscal 2019 were approximately $474.0 million as compared to total sales of $473.8 million for fiscal 2018.

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Total comparable sales increased approximately 1.1% for the fourth quarter which compares favorably to the 9-week holiday sales period ended January 4, 2020 of 0.4%.  Total comparable sales for the year increased approximately 0.1%.

•	Net income for the fourth quarter is expected to range from $0.04 to $0.06 per diluted share as compared to the prior-year fourth quarter’s net loss of $(0.15) per diluted share.
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On a non-GAAP basis, which excludes asset impairments, CEO transition costs and corporate restructuring costs, and includes a normalized tax rate, we expect net income for the fourth quarter to range from $0.04 to $0.06 per diluted share, as compared to the prior-year fourth quarter’s net loss of $(0.01) per diluted share.

Management Comments

“We are pleased to report that the sales momentum we saw in the 9-week holiday sales period further accelerated in January.  Our fourth quarter comparable sales increased approximately 1.1% compared to the 0.4% comparable sales increase we saw for the holiday season.  We are continuing to make progress with sales growth, and we did so in the fourth quarter with a relatively comparable promotional cadence.  We expect our fourth quarter financial results will be a positive reflection of that progress which we will review in detail on March 19th,” said Harvey S. Kanter, President and Chief Executive Officer.

“For fiscal 2019, we expect to report positive free cash flow compared to our previous guidance for free cash flow to be approximately break-even.  Positive free cash flow, which is reported after all capital expenditures, was used to reduce our year-end debt balance and improve the balance sheet.  In addition, we expect to report a reduction in total inventory and clearance inventory compared to last year-end.  We are confident that our existing credit facility provides us with sufficient access to working capital to execute our strategic plan.  We have a $125 million revolving credit facility and a $15 million FILO term loan, both of which are not set to expire until May, 2023.  We look forward to providing a comprehensive review of our strategic priorities and our fiscal 2019 financial results on our fourth quarter earnings call scheduled for March 19, 2020,” Kanter concluded.

Conference Call

The Company will hold a conference call to review its financial results on Thursday, March 19, 2020 at 9:00 a.m. ET. To listen to the live webcast, visit the "Investor Relations" section of the Company's website. The live call also can be accessed by dialing: (866) 680-2311. Please reference conference ID: 5948695. An archived version of the webcast may be accessed by visiting the "Events" section of the Company's website for up to one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

Note Regarding Preliminary Financial Performance Estimates

The Company’s actual results for the fourth quarter remain subject to the completion of its financial accounting closing process, which includes review by its management and audit committee. During the financial closing process, items may be identified that would require the Company to make adjustments to the preliminary earnings for the fourth quarter of fiscal 2019, and such adjustments could be material.  Additionally, the Company’s earnings estimate for the fourth quarter of fiscal 2019 represents a forward-looking statement based solely on information available to the Company as of the date of this release and may differ materially from its actual operating results. Therefore, shareholders should not place undue reliance on these preliminary estimates.

Non-GAAP Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains non-GAAP financial measures, including adjusted net income (loss) per diluted share. The presentation of these non-GAAP measures is not in accordance with GAAP, and should not be considered superior to or as a substitute for net loss, net loss per diluted share or any other measure of performance derived in accordance with GAAP. In addition, not all companies calculate non-GAAP financial measures in the same manner and, accordingly, the non-GAAP measures presented in this release may not be comparable to similar measures used by other companies. The Company believes the inclusion of these non-GAAP measures help investors gain a better understanding of the Company’s performance, especially when comparing such results to previous periods, and that they are useful as an additional means for investors to evaluate the Company's operating results, when reviewed in conjunction with the Company's GAAP financial statements. Reconciliations of these non-GAAP measures to their comparable GAAP measures are provided in the tables below.

The Company has fully reserved against its deferred tax assets and, therefore, its net income (loss) is not reflective of earnings assuming a “normal” tax position. In addition, we have added back charges for asset impairments, CEO transition costs and corporate restructuring charges, because it provides comparability of results without these charges.  Adjusted net income (loss) per diluted share provides investors with a useful indication of the financial performance of the business, on a comparative basis, assuming a normalized effective tax rate of 26%.

About Destination XL Group, Inc.

Destination XL Group, Inc. is the largest retailer of men’s clothing in sizes XL and up, with operations throughout the United States as well as in Toronto, Canada. In addition to DXL Big + Tall retail and outlet stores, subsidiaries of Destination XL Group, Inc. also operate Casual Male XL retail and outlet stores, and an e-commerce site, DXL.com.  DXL.com offers a multi-channel solution similar to the DXL store experience with the most extensive selection of online products available anywhere for Big + Tall men. The Company is headquartered in Canton, Massachusetts, and its common stock is listed on the NASDAQ Global Market under the symbol "DXLG."  For more information, please visit the Company's investor relations website: https://investor.dxl.com.

Forward-Looking Statements

Certain statements and information contained in this press release constitute forward-looking statements under the federal securities laws, including statements regarding the Company’s expectations for net income per diluted share, adjusted net income per diluted share, free cash flow, inventory level and an improved balance sheet in fiscal 2019 and its expectations for sufficient access to working capital in fiscal 2020. The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K filed on March 22, 2019, that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company, including risks relating to the Company’s execution of its DXL strategy and ability to grow its market share, predict customer tastes and fashion trends, forecast sales growth trends and compete successfully in the United States men’s big and tall apparel market.

Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The Company undertakes no obligation and expressly disclaims any duty to update such statements.

GAAP TO NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

(unaudited)

Certain columns in the following table may not foot due to rounding

	For the three months ended
	February 1, 2020	February 2, 2019

Net income (loss) per diluted share, on a GAAP basis	$0.04 - $0.06	$(0.15)

Add back: Impairment of assets, CEO transition
costs, corporate restructuring costs and actual tax provision (benefit)	$0.02	$0.13
Adjusted net income (loss) before income taxes	$0.05 - $0.07	$(0.02)
Income tax provision (benefit), assuming normalized tax rate of 26%	$0.02	$(0.00)
Adjusted net income (loss) per diluted share, non-GAAP basis	$0.04 - $0.06	$(0.01)

Weighted average number of common shares
outstanding on a diluted basis (in millions)	50.8	49.5

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